EXHIBIT 11

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
                          GREENWICH AIR SERVICES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                  THREE MONTHS ENDED DECEMBER 31,
                                                                  1996                          1995
                                                       --------------------------     ------------------------
                                                                         FULLY                        FULLY
                                                         PRIMARY        DILUTED        PRIMARY        DILUTED
                                                       ----------      ----------     ----------    ----------
 Weighted average number of common shares
     outstanding                                       16,622,534      16,622,534     11,631,126    11,631,126

Additional shares assuming the conversion of:
     Options and warrants                                 236,284         264,678        235,102       322,426

     Subordinated debentures                                                1,709                    1,115,556

 Weighted average number of common shares
     outstanding, as adjusted                          16,858,818      16,888,921     11,866,228    13,069,108
                                                       ==========      ==========     ==========    ==========
Net income applicable to common stock                  $5,473,416      $5,473,416     $2,093,628    $2,093,628

 After-tax interest savings from conversion of
     subordinated debentures                                                  120                       78,312
                                                       ----------      ----------     ----------    ----------
Net income, as adjusted                                $5,473,416      $5,473,536     $2,093,628    $2,171,940

Earnings per common share                                   $0.32           $0.32          $0.18         $0.17
                                                       ==========      ==========     ==========    ==========
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